EXHIBIT 10(x)

AMENDMENT NO. 1 TO THE
MCCORMICK & COMPANY, INCORPORATED
2013 OMNIBUS INCENTIVE PLAN

WHEREAS, McCormick & Company, Incorporated (the “Company”) sponsors the 2013 Omnibus Incentive Plan, which was effective December 1, 2012 (the “Plan”);

WHEREAS, pursuant to Article IX of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s shareholders if and to the extent required by applicable law, or by the rules of the New York Stock Exchange; and provided further that the amendment proposed herein does not require such shareholder approval;

WHEREAS, the Plan provides that all conditions and restrictions on the exercise of Awards shall be waived in the event of a change in control (as defined in the Plan) (“accelerated vesting”); and

WHEREAS, the Board wishes to amend the Plan to provide that accelerated vesting in the event of a change in control is a default rule and that an Award Agreement can provide otherwise;

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan;

NOW, THEREFORE, effective March 25, 2015, the first sentence of paragraph A (“Change in Control”) of Article VII (“Change in Control; Acquisitions”) of the Plan is amended and restated in its entirety to read as follows:

In the event of a change in control, all conditions and restrictions on the exercise of all Awards (excluding stock options and Stock Appreciation Rights that are not “in the money”) then outstanding (including but not limited to vesting schedules requiring a specified period of service and performance goals requiring the satisfaction of specific performance criteria) shall be waived and such Awards shall become exercisable or payable immediately for the full amount of the Shares of Stock and/or any cash payment covered by such Awards, unless otherwise provided in an Award Agreement.
IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed on behalf of the Company this 25th day of March, 2015.

MCCORMICK & COMPANY, INCORPORATED

By:         /s/ Jeffery D. Schwartz
Name:     Jeffery D. Schwartz
Title:     Vice President, General Counsel & Secretary